Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Public Education, Inc. of our report dated February 27, 2018, relating to the consolidated financial statements and the financial statement schedule of American Public Education, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of American Public Education, Inc. and Subsidiaries for the year ended December 31, 2019.

/s/ RSM US LLP

Richmond, Virginia

May 20, 2020